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                                                                     Exhibit 5.1

                               January 15, 2001

Aviation Group, Inc.
700 North Pearl Street
Suite 2170
Dallas, Texas 75201

     Re:  Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Aviation Group, Inc., a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement (the "Prior Registration Statement") on Form S-4 (File No. 333-40352) which the Company has filed with, and which has been declared effective by, the Securities and Exchange Commission. We have also acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-4 being filed pursuant to Rule 462(b) (the "Rule 462(b) Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an additional 45,000,000 shares of the Company's common stock, $0.01 par value (the "Common Shares"). You have asked us to give an opinion in the context of the following facts:

The Common Shares are to be issued in exchange for exchangeable shares (the "Exchangeable Shares") of travelbyus.com ltd., an Ontario corporation ("travelbyus.com"), that are to be issued in connection with a proposed statutory arrangement under Ontario, Canada law (the "Arrangement") pursuant to the Arrangement Agreement and Plan of Arrangement, dated as of May 3, 2000 (the "Arrangement Agreement"), among the Company, travelbyus.com and the Company's subsidiary, Aviation Group Canada Ltd. The Arrangement is described in the Joint Proxy Statement/Prospectus included in the Prior Registration Statement which is incorporated by reference in the Rule 462(b) Registration Statement. The Arrangement was approved by shareholders of both the Company and travelbyus.com on December 20, 2000. In addition, shareholders of the Company approved an amendment to the Company's articles of incorporation increasing the number of authorized shares of common stock. We note that, pursuant to the terms of the Arrangement Agreement, the issuance of the Common Shares remains dependent upon the successful consummation of the Arrangement.

We have examined copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and Amended and Restated Bylaws, including any and all amendments thereto, and minutes of applicable meetings of the shareholders and the board of directors of the Company, or written consents in lieu of such meetings, together with such other corporate records and certificates of public officials and of officers of the Company as we have deemed relevant for the
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Aviation Group, Inc.
January 15. 2001
Page 2


purposes of this opinion. For purposes of our opinions herein, we have assumed that all relevant corporate actions and authorizations heretofore taken by the Company remain in full force and effect at all relevant times with respect to the matters opined on herein, and that the Arrangement is properly consummated as contemplated in the Arrangement Agreement.

Based upon the foregoing, and giving regard to the legal considerations that we deem relevant, it is our opinion that:

1. Assuming the proper filing with the Texas Secretary of State of the approved amendment to the Company's Articles of Incorporation increasing the authorized number of shares of the Company's common stock, all necessary actions on the part of the Company will have been taken to authorize the issuance of the Common Shares in exchange for the Exchangeable Shares.

2. Assuming the proper filing with the Texas Secretary of State of the approved amendment to the Company's Articles of Incorporation increasing the authorized number of shares of the Company's common stock, if and when the Common Shares are issued and delivered by the Company in accordance with the terms and conditions of the Exchangeable Shares and as contemplated in the Prior Registration Statement, the Common Shares will be legally issued, fully paid and nonassessable.

We are attorneys admitted to practice in the State of Texas. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Rule 462(b) Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus and the Prospectus Supplement, which constitute a part of the Prior Registration Statement and which are incorporated by reference into the Rule 462(b) Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              JENKENS & GILCHRIST,
                              a Professional Corporation


                              By: /s/  Daryl B. Robertson
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                                  Daryl B. Robertson, Authorized Signatory